Exhibit 23.2

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation

Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the American Institute of
                                            Certified Public Accountants
                                Members of the Better Business Bureau since 1997


May  27, 2004

To Whom It May Concern:

The firm of Armando C. Ibarra, Certified Public Accountants, APC consents to the inclusion of our report of March 8, 2004, on the audited financial statements of Cameron International, Inc., (A Development Stage Company) as of January 31, 2003, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Armando C. Ibarra, C.P.A.
---------------------------------
ARMANDO C. IBARRA, C.P.A.


                      371 'E' Street, Chula Vista, CA 91910
                     Tel: (619) 422-1348 Fax: (619) 422-1465